                                                                    EXHIBIT 10.7
                              EMPLOYMENT AGREEMENT

     AGREEMENT, made this ___ day of ________, 1994, as of the 1st day of November, 1994 by and between SKYLANDS PARK MANAGEMENT, INC. (hereinafter, the "Company" or the "Employer") a New Jersey corporation having its principal offices at 26 Eric Trail, Sussex, New Jersey 07461, and ROBERT H. STOFFEL, JR. (hereinafter, the "Employee"), an individual residing at 18 Valley Way, Mendham, New Jersey 07945.

                                   WITNESSETH

     WHEREAS, Company is engaged in the business of constructing and operating a regional sports entertainment and recreation center in Sussex County, New Jersey, which center is expected to include Skylands Park, a professional baseball stadium, and certain related businesses; and

     WHEREAS, Employee has certain experience and skills that will be useful to Company in the conduct of its intended businesses; and

     WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions set forth in this Agreement.

     NOW THEREFORE, for the reasons set forth above, and in consideration of the mutual promises, covenants and agreements of Company and Employee set forth herein, all of which is agreed and deemed to be good and valuable consideration, Company and Employee hereby agree as follows:

     1. EMPLOYMENT. Employer hereby employs, engages, and hires Employee as
        ----------
Executive Vice President, Administration and Finance/Chief Financial Officer to exercise executive duties and policy-making authority commensurate therewith, and Employee hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of Employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services as may be assigned to him from time to time by Employer.

     2. BEST EFFORTS OF EMPLOYEE. Employee agrees that, when his services are
        ------------------------
required by Employer, he will faithfully, industriously, competently and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of the Agreement, to the reasonable satisfaction of Employer. Such duties shall be rendered at such place or places as the good faith interest, needs, business, or opportunity of Employer shall require. Employee agrees that no statement by him, whether spoken or in writing, shall be disparaging to or derogatory of, Employer. Furthermore, Employee agrees that during the Term he shall not act in a manner inimical to the interests of Employer or in any manner that shall reflect negatively on Employer.

     3. TERM OF EMPLOYMENT. The term of this Agreement shall commence as of
        ------------------
November 1, 1994 and continue through and including October 31, 1998, subject, however, to prior termination as provided in this Agreement (hereinafter, the "Term"). Upon the mutual consent of Employer and Employee, the Term shall be extended for such additional period from the date following the expiration of the original Term as is mutually agreeable.

     4. COMPENSATION. (A) Employer shall pay Employee and Employee agrees to
        ------------
accept from Employer, in full payment for Employee's services under this Agreement, compensation in the amounts and at the times as set forth in Exhibits A and B hereto, during such time as this Agreement is in full force and effect. Exhibits A and B are hereby incorporated by reference and made a part of this Agreement. Employer shall pay Employee's salary by check or in cash, in either case forwarded to Employee at the address provided herein above. The failure of Employer to pay Employee his salary as provided may, in Employee's sole discretion, be deemed a breach of the Agreement; provided, however, that
                                                 --------
Employer shall have twenty (20) days to cure such non- or under-payment. Additionally, during each year of this Agreement, Employer shall pay to Employee, if Employer in its full discretion deems such payment to be warranted, a bonus in such amount as Employer in its full desecration deems appropriate. Employer shall have the right to deduct from the compensation payable to Employee under all of the provisions of the Agreement any and all Social Security, federal, state, and municipal taxes and charges as may now be in effect or that may be enacted or required after the effective date of this Agreement as charges on the compensation of Employee. In addition, Employer shall withhold any taxes required to be withheld by federal, state, or local law in respect to any payment to Employee in common stock, if any. If any payment is so made in common stock Employer may deliver to Employee, or Employee's agent, only the number of wholes shares remaining after withholding, or it may make other arrangements consistent with the provisions of the Agreement, with the person entitled to receive the payments as it may deem appropriate.

     (B) The Agreement signed October 1, 1993 (Exhibit B), is modified to reflect the following:

     - Payment due 12/31/94 for $7,000 will be deferred and paid on 4/l/95

     - The $500 per month added to salary will be deferred and commence, again, as of 4/l/95

     - The $3,000 deferred above will be added to the $7,000 payment due on 12/31/95, with a total of $10,000 being paid on 12/31/95

     5. STOCK OPTIONS. Employer hereby agrees that by December 31, 1994, it will
        -------------
grant to Employee 50,000 common stock options consistent with the Employee Stock Option Plan adopted by the company entitling Employee to purchase from the Company shares of the Company's common stock.

     6. REIMBURSEMENT OF EMPLOYEE'S BUSINESS EXPENSES. Employee is hereby
        ---------------------------------------------
authorized by Employer to incur reasonable, ordinary, and necessary business expenses for conducting Employer's business, including expenditures for travel and entertainment.

Employer shall reimburse diary, or similar record in which Employee has recorded, at or near the time each expenditure was made, (1) the amount of the expenditure, (2) the time, place, and nature of the travel or entertainment expense, (3) the business reason for the expense and the business benefit derived or expected to be derived therefrom, and (4) the names, occupations, and other data concerning individuals entertained sufficient to establish the amount, date, place, and essential character of (I) any expenditure for lodging while traveling away from home, and (ii) any other expenditure of Twenty-Five Dollars ($25.00) or more, except for transportation charges not readily available. Expenses of more than One Hundred Dollars ($100.00) must be approved by Employer's Chief Executive Officer or Chief Operating Officer prior to reimbursement.

     7. OTHER EMPLOYMENT. Employee shall devote substantially all of his
        ----------------
professional time, attention, knowledge, and skills to the business and interest of Employer, and Employer shall be entitled to the benefits, profits, or other issues arising from or incident to work, services, and advice of Employee related to Employer's business, and Employee shall not, unless otherwise permitted by Employer, during the Term, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to Employer's business or any allied trade, provided, however, that nothing contained in this Section shall be
              --------
deemed to prevent or to limit the right of entity (including partnership) whose stock, securities, or interests are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Employee from investing or limit Employee's right to invest his money in real estate. Investment in that entity currently known as Minor League Heroes, L.P., shall be deemed not to be a violation of this Section 7. Employer and Employee hereby agree that during the Term, Employee may render professional consulting services to other employers; provided, that such services do not
                                        --------
interfere with the performance of Employee's services thereunder and do not violate the terms and conditions hereof, as mutually agreed between Employer and Employee.

     8. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall make available
        ----------------------------------------
to Employer all information of which Employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to Employer and Employee.

     9. TRADE SECRETS. Employee shall not at any time or in any manner, either
        -------------
directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Employer including, without limitation, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold its assets, or nay other information concerning the business of Employer, its manner of operation, its plans, processes, or other information without regard to whether all of the above stated matters will be deemed confidential, material, or important. Employer and Employee specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Employer, and Employer's good will, and that any breach of the terms of this Section shall be a material breech of this Agreement.

     10. TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT. All of the terms of
         ---------------------------------------------
Section 9 of this Agreement shall remain in full force and effect for the period of one (1) year after the termination of Employee's employment for any reason, except

     11. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Notwithstanding anything
         ---------------------------------------------
contained in this Agreement to the contrary, Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without first obtaining the express consent of Employer.

     12. AGREEMENTS OUTSIDE OF CONTRACT. This Agreement contains the sole and
         ------------------------------
complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or nay representations including the execution and delivery of the Agreement except such representations as are specifically set forth in this Agreement and each of the parties acknowledges that he has relied on his own judgment in entering into this Agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

     13. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING. It is agreed that
         ----------------------------------------------------
no waiver or modification of this Agreement or of any covenant, condition, or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this Section may not be waived except by a duly executed writing.

     14. TERMINATION BY EMPLOYER.
         -----------------------

     (A) This Agreement may be terminated by Employer on thirty (30) days' written notice to Employee for Employee's continued insubordination, for an ongoing practice of intentional and material violations of Employer's rules or regulations, willful neglect of significant duties and responsibilities, or if Employee fails to perform or comply with any of this Agreement's material terms (each, a "Termination Event"); provided, that Employee shall have a fair and reasonable amount of time to cure such Termination Event. Employer's exercise of its right to terminate this Agreement hereunder shall be without prejudice to any other remedy to which it is entitled at law, in equity, or otherwise.

     (B) If Employee shall fail or be unable to perform the services required by this Agreement because of any physical or mental infirmity, and such failure or inability shall continue for six (6) consecutive months, or for seven (7) months during any twelve consecutive month period, Employer shall have the right to terminate this Agreement thirty (30) days after delivering written notice of the termination to Employee; provided, however, that Employee
                         --------
shall continue to receive his full compensation to the date of termination, notwithstanding any such infirmity. Employer shall provide at its expense employee disability insurance in the amount of two-thirds of Employee's salary for the remainder of the Term. The provisions of Sections 17 and 18 shall continue in effect notwithstanding the termination of this Agreement pursuant to the Section 14(b).

     (C) This Agreement shall terminate automatically upon the death of Employee.

     (D) Should Employer terminate Employee for any reason or Employee resigns any Monies deferred and not paid and balance owed as per October 1, 1993 Agreement, that is the balance of $36,000 in deferred payments owed by Employer to Employee will be paid to Employee within sixty (60) days after the effective date of termination.

     (E) If this agreement is terminated by Employer then Employee shall receive Severance Pay equivalent to one (1) month pay for each year of service to the company, which commenced 1/1/93, at the rate of pay at the time of termination. This amount can be either a lump sum payment or paid over the six (6) month period immediately following termination.

     15. TERMINATION DUE TO UNPROFITABLE BUSINESS. Employer shall have the right
         ----------------------------------------
to terminate this Agreement at any time that the business conducted by Employer shall be unprofitable, as determined by Employer in its absolute discretion, on giving to Employee thirty (30) days' written notice of termination. In such event, Employee shall continue to receive and be owed the pro rata amount of his compensation earned through the date of such termination, except that all moneys deferred shall be paid to Employee within sixty (60) days after the effective date of termination.

     16. TERMINATION DUE TO DISCONTINUANCE OF BUSINESS. Notwithstanding anything
         ---------------------------------------------
contained in the Agreement to the contrary, in the event that Employer shall substantially discontinue operating its business at the foregoing location, then this Agreement shall terminate as of the last day of the month in which Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date of the Agreement. In such event, Employee shall be owed the pro rata amount of his compensation through such date of termination, except that all moneys deferred shall be paid to Employee within sixty (60) days after the effective date of termination.

     17. NONCOMPETITION AFTER TERMINATION. Employee agrees that in addition to
         --------------------------------
any other limitation, for a period of six (6) months after the termination of his employment under this Agreement, except a termination caused by Employer in violation of the terms of this Agreement or a termination under Sections 16 and 17 hereof, and unless otherwise permitted, he will not directly or indirectly engage in any business, or in any manner be connected with or employed by any person, firm or corporation, in competition with Employer or engaged in providing services similar to those provided hereunder within a radium of fifty
(50) miles of the principal office of Employer. behalf of any other person firm, or corporation, call on any of the customers of Employer of the purpose of soliciting and/or providing to any of the customers any services similar to those provided hereunder.

     18. OWNERSHIP IN EMPLOYER. All ideas and other developments or improvements
         ---------------------
conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any company work or project (other than general accounting concepts, processes and procedures), are the exclusive property of Employer. Employee agrees to assist Employer in the ordinary course of business of Employer in order to establish Employer's ownership of such ideas.

     19. FORCE MAJEURE. In the event that, due to labor disputes, government
         -------------
regulations, war, fire, earthquake, rain, flood, or other calamity, or because of any other acts of God or any cause or conditions beyond Employer's control, whether of a similar or dissimilar nature (including, but not limited to the completion of Employer's initial public offering or the fact that Skylands Park is not constructed on time or completed) (hereinafter, "Force Majeure:), Employer in good faith believes it is unable fully to utilize Employee's services, Employer shall have the right upon fine (50 days' notice to Employee to suspend Employee's services for the duration of such Force Majeure or for any part thereof, and no compensation will be paid or accrued to Employee during any such period of suspension; provided, that such period of suspension shall end as soon as such Force Majeure terminates. Should any such suspension prior exceed three (3) consecutive weeks, either party hereto may by written notice to the other terminate this Agreement, effective fine (5) days thereafter. Upon such termination neither party shall have any further obligation to each other, other than accrued but unpaid compensation due and owing and any obligations continuing hereunder, such as those set forth in Section 10, 18, and 19.

     20. RETURN OF EMPLOYER'S PROPERTY. On termination of this Agreement,
         -----------------------------
regardless of how termination is effected, or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee in rendering services under this Agreement or otherwise, that is in Employee's possession or under his control.

     21. ASSIGNABILITY OF AGREEMENT BY EMPLOYEE. This Agreement is a personal
         --------------------------------------
services employment contract. As such, Employee agrees that Employee may not in any way transfer any of his rights or interest arising from this Agreement.

     22. ASSIGNABILITY OF AGREEMENT BY EMPLOYER. Employer specifically retains
         --------------------------------------
the right to transfer or assign its rights and interests arising from this Agreement to any entity the ownership of which is substantially the same as the ownership of Employer. This Agreement shall inure to the benefit of, and be binding upon, any such successor or assign of Employer.

     23. NOTICE TO PARTIES TO AGREEMENT. Any notice, request, or other
         ------------------------------
communication required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in person or five
(5) days after being deposited in the United States mail, certified or registered, postage prepaid, return recent requested, and addressed as follows:

     (A) If Employer: at the name and address set forth hereinabove, c/o Employer's President.

     (B) If to Employee: at the name and address set forth hereinabove. The address of either party to this Agreement may be changed by notice in writing to the other party served in accordance with this provision.

     24. EMPLOYEE'S SERVICE AS DIRECTOR. Employee consents to serve as a
         ------------------------------
Director of Employer on condition that Employee receive the amount of Five Hundred Dollars ($500.00) per year for such service.

     25. EFFECT OF PARTIAL INVALIDITY. The invalidity of any portion of this
         ----------------------------
Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

     26. CHOICE OF LAW. It is the intention of the parties to this Agreement
         -------------
that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be constructed in accordance with an dunder and pursuant to the laws of the State of New Jersey and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New Jersey shall be applicable and shall govern tot he exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     27. NO WAIVER. The failure of either party to this Agreement to insist upon
         ---------
the performance of nay of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of the Agreement, shall not be constructed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forebearance or waiver had occurred.

     28. ARBITRATION. Any differences, claims, or matters in dispute arising
         -----------
between them out of this Agreement or connected with it shall be submitted by the parties to arbitration by the American Arbitration Association or its success, and the determination of the American Arbitration Association or its successor shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of New Jersey relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court of the State of New Jersey or elsewhere.

     29. INDEMNIFICATION. Employer agrees to indemnify and hold harmless
         ---------------
Employee and Employee agrees to indemnify and hold harmless Employer, its partners, officers, directors, agents and employees, in both instances against any and all damages, claims, losses, liabilities and expenses (including, but not limited to, reasonable legal fees and disbursements) caused by, in connection with, arising out of, or resulting from any act by the indemnifying party done in connection with the Agreement, or any failure to act as required under this Agreement.

     30.  COVENANTS. Both parties hereby represent, warrant and covenant that
          ---------
          (A) they have all the necessary rights, licenses and authorization to carry out the terms of this Agreement;

          (B) they have full and complete power and authority to enter into this Agreement and to make the covenants, representations and undertakings contained herein: and

          (C) in the case of Employer, the individual who has signed this Agreement on behalf of Employer has been authorized to do so.

     31. COMPLIANCE WITH LAW. Both parties hereto hereby agree to comply with
         -------------------
all laws, ordinances, rules, or regulations of any Federal, state country, city, or other governmental authority in connection with the exercise of the rights and performances of the obligations hereunder.

     32. SECTION HEADINGS. The titles to the Sections of this Agreement are
         ----------------
solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of the Agreement.

     IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by its duly authorized officer, and Employee has signed this Agreement, all so of the day and year first above written.

SKYLANDS PARK MANAGEMENT INC.

By: /s/ Robert A. Hilliard
   --------------------------

ACCEPTED AND AGREED:


/s/ Robert H. Stoffel, Jr.
--------------------------
Robert H. Stoffel, Jr.

                                   EXHIBIT A

                                    Annualized Compensation
Compensation Period                 for Period                Time of Payment
-------------------                 ----------                ---------------
  1. 11/1/94-3/31/95                $60,000.00*               $4,000.00 on or before the 15th day of
                                                              each month

  2. 4/1/95-10/31/95                $60,000.00                $5,000.00 on or before the 15th day of
                                                              each month

  3. 11/1/95-10/31/96               $66,000.00                $5,500.00 on or before the 15th day of
                                                              each month

  4. 11/1/96-10/31/97               $72,000.00                $6,000.00 on or before the 15th day of
                                                              each month

  5. 11/l/97-10/31/98               $78,000.00                $6,500.00 on or before the 15th day of
                                                              each month

* 1,000.00 per month is deferred until April 1, 1995, then paid out at $500.00 per month starting April 1, 1995 for ten months.

STOCK

Date Issued                Number of Stock           Condition
-----------                ---------------           ---------
l/l/95                     10,000                    Unregistered shares that shall be locked up for a
7/l/95                     10,000                    period of 18 months from the time said shares are
l/l/96                     15,000                    issued. The company shall cause to have said shares
l/l/97                     15,000                    registered at the conclusion of the lock-up period or
                                                     within 60 days thereafter if the company is
                                                     anticipating the registration of other securities.

                                    EXHIBIT B
                                    ---------


SKYLANDS PARK MANAGEMENT INC.
Ross' Corner, P. O. Box 117, Augusta, NJ 07822-0117


     This Agreement, made this 1st day of October, 1993 by and between SKYLANDS PARK MANAGEMENT, INC. (hereinafter, the "Company" or the "Employer") a New Jersey corporation having its principal offices at 26 Eric Trail, Sussex, New Jersey 07461, and ROBERT H. STOFFEL, JR. (hereinafter, the "Employee"), an individual residing at 18 Valley Way, Mendham, New Jersey 07945.

     Employee has the right of beneficial ownership of 6,000 shares of common stock of SKYLANDS PARK MANAGEMENT, INC. and employee has the right to require these shares be transferred to him by Messrs. Robert A. Hilliard, Frederick C. Voight and John C. Ertmann, at such time as he may elect.

     As an inducement for the employee to give up this right the company and employee agree as follows:

          1). For the period beginning July, 1993 and ending December 1995 $500.00 per month will be added to the employee's salary. These payments will total $15,000,00.

          2). In addition to the above, three lump sum payments will be made as follows, $6,000.00 on December 1, 1993, $7,000.00 on December 1,
               1994 and $7,000.00 on December 1, 1995.

          3). The total amount to be paid as this inducement is $35,000.00 and if the services of the employee are terminated either by the company or the employee the balance owed at that time will be paid to the employee within 60 days.

          4). These above payments have no bearing as to salary, bonus and stock options as agreed to in the personal services agreement between SKYLANDS PARK MANAGEMENT, INC. and ROBERT H. STOFFEL, JR.

     In witness whereof, Employer has caused this Agreement to be executed by its duly authorized officer, and Employee has signed this Agreement, all as of the day and year first above written.

     SKYLANDS PARK MANAGEMENT, INC.

     By: /s/ Frederick A. Voight, CEO
         ----------------------------

     ACCEPTED AND AGREED

     /s/ Robert H. Stoffel, Jr.
     --------------------------
     Robert H. Stoffel, Jr.